UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2005

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2005, Registrant issued the following press release:

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 230, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Executive Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA ANNOUNCES DIRECTOR RESIGNATION

RADNOR, PA., February 2, 2005 - Penn Virginia Corporation (NYSE: PVA) announced today that Mr. H. Jarrell Gibbs has resigned from its Board of Directors for personal reasons.

A. James Dearlove, President and Chief Executive Officer, said "Jarrell has served as a director of Penn Virginia since 2003 and has provided invaluable leadership and guidance to the Company during that time. Speaking for myself and Penn Virginia, Jarrell's contribution will be missed and we wish him the best."

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Penn Virginia Corporation (NYSE: PVA) is an energy company engaged in the exploration, acquisition, development and production of crude oil and natural gas. Through its ownership in Penn Virginia Resource Partners, L.P. (NYSE: PVR), PVA is also in the business of managing coal properties and related assets. PVA is headquartered in Radnor, PA. For more information about PVA, visit the Company's website at www.pennvirginia.com.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Senior Vice President and General Counsel